Exhibit 99.1

Westin Atlanta North at Perimeter

Combined Financial Report

For the Years Ended December 31, 2011 and 2010

For the Nine Months Ended September 30, 2012 and 2011 (Unaudited)

Includes the accounts of:

DiamondRock Atlanta Perimeter Owner, LLC

DiamondRock Atlanta Perimeter Tenant, LLC

Contents

Independent Auditor’s Report	1

Financial Statements

Combined Balance Sheets	2

Combined Statements of Operations	3

Combined Statements of Combined Statements of Changes in Member’s Equity	4

Combined Statements of Cash Flows	5

Notes to Combined Financial Statements	6 – 10

Independent Auditor’s Report

To the Member

Westin Atlanta North at Perimeter

We have audited the accompanying combined balance sheets of Westin Atlanta North at Perimeter (the Hotel) as of December 31, 2011 and 2010, and the related combined statements of operations, changes in member’s equity and cash flows for the years then ended.  These financial statements are the responsibility of the Hotel’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Westin Atlanta North at Perimeter as of December 31, 2011 and 2010, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ McGladrey LLP

Chicago, Illinois

December 13, 2012

Westin Atlanta North at Perimeter

Combined Balance Sheets

	September 30,	September 30,	December 31,	December 31,
	2012	2011	2011	2010
	(Unaudited)	(Unaudited)
Assets
Property and equipment, net	$38,756,835	$54,822,607	$54,482,091	$55,709,260
Cash and cash equivalents	1,222,152	856,002	1,276,786	837,848
Restricted cash	693,935	458,890	512,580	562,579
Accounts receivable	659,586	652,480	266,880	267,629
Prepaid expenses and other assets	311,633	422,566	526,947	466,339

	$41,644,141	$57,212,545	$57,065,284	$57,843,655

Liabilities and Member’s Equity
Liabilities
Accounts payable and accrued expenses	$1,527,154	$1,280,590	$1,095,319	$1,095,230
Accrued real estate taxes	496,577	531,722	79,320	37,320
	2,023,731	1,812,312	1,174,639	1,132,550

Member’s equity	39,620,410	55,400,233	55,890,645	56,711,105

	$41,644,141	$57,212,545	$57,065,284	$57,843,655

See Notes to Combined Financial Statements.

Westin Atlanta North at Perimeter

Combined Statements of Operations

	Nine Months Ended		Year Ended
	September 30,	September 30,	December 31,	December 31,
	2012	2011	2011	2010
	(Unaudited)	(Unaudited)
Revenues:
Rooms	$8,638,859	$7,931,109	$10,294,682	$9,709,372
Food and beverage	4,244,057	3,918,615	5,370,458	5,269,555
Other department	316,923	267,344	389,694	449,595
	13,199,839	12,117,068	16,054,834	15,428,522

Operating expenses:
Rooms	2,354,498	2,201,633	2,914,960	2,729,902
Food and beverage	2,372,890	2,399,074	3,175,952	3,210,043
Other department	212,606	232,744	250,279	234,571
General and administration	1,198,634	1,098,201	1,408,154	1,408,956
Sales and marketing	1,315,340	1,303,341	1,739,258	1,684,741
Utilities	554,403	737,867	872,256	832,439
Repairs and maintenance	580,468	536,807	733,136	777,343
Franchise fees	775,990	712,861	930,984	882,141
Management fees	329,281	301,893	400,330	384,764
Property taxes and insurance	549,096	555,736	737,714	724,980
Miscellaneous	150,804	154,238	262,749	240,258
Depreciation	1,346,396	1,424,630	1,883,181	1,874,209
Impairment loss	14,689,804	-	-	-
	26,430,210	11,659,025	15,308,953	14,984,347

Operating (loss) income	(13,230,371)	458,043	745,881	444,175

Income tax expense	289,860	203,241	330,715	257,082

Net (loss) income	$(13,520,231)	$254,802	$415,166	$187,093

See Notes to Combined Financial Statements.

Westin Atlanta North at Perimeter

Combined Statements of Changes in Member’s Equity

Balance, January 1, 2010	$58,234,560

Distributions	(1,710,548)

Net income	187,093

Balance, December 31, 2010	56,711,105

Distributions	(1,235,626)

Net income	415,166

Balance, December 31, 2011	55,890,645

Distributions (Unaudited)	(2,750,004)

Net loss (Unaudited)	(13,520,231)

Balance, September 30, 2012 (Unaudited)	$39,620,410

See Notes to Combined Financial Statements.

Westin Atlanta North at Perimeter

Combined Statements of Cash Flows

	Nine Months Ended		Year Ended
	September 30,	September 30,	December 31,	December 31,
	2012	2011	2011	2010
	(Unaudited)	(Unaudited)
Cash Flows from Operating Activities
Net (loss) income	$(13,520,231)	$254,802	$415,166	$187,093
Depreciation	1,346,396	1,424,630	1,883,181	1,874,209
Impairment loss	14,689,804	-	-	-
Changes in:
Accounts receivable	(392,706)	(384,851)	749	83,328
Prepaid expenses and other assets	215,314	43,773	(60,608)	(203,356)
Accounts payable and accrued expenses	431,835	185,360	89	(205,712)
Accrued real estate taxes	417,257	494,402	42,000	37,320
Net cash provided by operating activities	3,187,669	2,018,116	2,280,577	1,772,882

Cash Flows from Investing Activities
Restricted cash	(181,355)	103,689	49,999	210,715
Property and equipment additions	(310,944)	(537,977)	(656,012)	(825,913)
Net cash used in investing activities	(492,299)	(434,288)	(606,013)	(615,198)

Cash Flows from Financing Activities
Distributions	(2,750,004)	(1,565,674)	(1,235,626)	(1,710,548)
Net cash used in financing activities	(2,750,004)	(1,565,674)	(1,235,626)	(1,710,548)

Increase/(decrease) in cash and cash equivalents	(54,634)	18,154	438,938	(552,864)

Cash and cash equivalents:
Beginning of period	1,276,786	837,848	837,848	1,390,712

End of period	$1,222,152	$856,002	$1,276,786	$837,848

See Notes to Combined Financial Statements.

Westin Atlanta North at Perimeter

Notes to Combined Financial Statements

Note 1.                             Nature of Business and Significant Accounting Policies

The Westin Atlanta North at Perimeter (the Hotel) is a 372-room full-service hotel located in Atlanta, Georgia.  DiamondRock Hospitality Company (the Company) acquired the Hotel on May 2, 2006 and prior to the sale of the Hotel, owned either directly or indirectly all of the interests in the Hotel.  The Hotel is owned by DiamondRock Atlanta Perimeter Owner, LLC (the Owner), an indirect wholly owned subsidiary of DiamondRock Hospitality Limited Partnership (DRLP).  The Hotel is leased to DiamondRock Atlanta Perimeter Tenant, LLC (the Tenant), an indirect wholly owned subsidiary of Bloodstone TRS, Inc. (the TRS).  The TRS is a wholly owned subsidiary of DRLP.  DRLP is a wholly owned subsidiary of the Company.  The Company sold the Hotel on October 3, 2012.

Basis of presentation:  The combined financial statements present the financial position, results of operations, and cash flows of the Hotel by combining the accounts of the Owner and the accounts of the Tenant. The rental income received by the Owner is eliminated against the lease expense of the Tenant.  All other significant intercompany accounts and transactions have been eliminated.

The accompanying combined financial statements are presented in accordance with U.S. generally accepted accounting principles (U.S. GAAP).  All amounts included in the notes to the financial statements referring to September 30, 2012 or September 30, 2011, or for the nine months then ended, are unaudited.

Basis of accounting:  The combined financial statements are prepared under the accrual basis of accounting.

Use of estimates in the preparation of combined financial statements:  The preparation of combined financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates and assumptions.

Revenues:  Hotel revenues are recognized when the services are provided and items are sold. Revenues consist of room sales, food and beverage sales, and other department revenues such as telephone and gift shop.  Sales and occupancy taxes collected from customers submitted to the taxing authorities are not recorded in revenue.

Accounts receivable: Accounts receivable are comprised of (a) amounts billed but uncollected for room rental and food and beverage sales and (b) amounts earned but unbilled for the aforementioned services until guests check out of the Hotel.  Receivables are recorded at management’s estimate of the amounts that will ultimately be collected.  No allowance for doubtful accounts was deemed necessary by the Hotel as of December 31, 2011 and 2010 or September 30, 2012 and 2011 (unaudited).

Property and equipment:  Investments in property and equipment including land, building and furniture, fixtures, equipment are initially recorded at fair value upon acquisition. Property and equipment purchased after the hotel acquisition date is recorded at cost. Replacements and improvements are capitalized, while repairs and maintenance are expensed as incurred. Assets classified as held for sale are accounted for at the lower of the assets’ fair value less costs to sell or the assets’ carrying amount, and depreciation ceases at the time the assets are classified as held for sale.  Upon the sale or retirement of a fixed asset, the cost and related accumulated depreciation will be removed from the Hotel’s accounts and any resulting gain or loss will be included in the statement of operations.

Depreciation is computed using the straight-line method over the estimated useful lives of the assets, 40 years for the building and 15 to 40 years for the building improvements, and one to ten years for furniture, fixtures and equipment.

Westin Atlanta North at Perimeter

Notes to Combined Financial Statements

Note 1.                             Nature of Business and Significant Accounting Policies (Continued)

Investments in the property and equipment are reviewed for impairment whenever events or changes in circumstances indicate that the carrying value of the hotel and related assets may not be recoverable. Events or circumstances that may cause a review include, but are not limited to, adverse changes in the demand for lodging at the properties due to declining national or local economic conditions and/or new hotel construction in markets where the hotels are located. The hotel property is impaired when the estimated undiscounted future cash flows from operations and the proceeds from the ultimate disposition of a hotel are less than its carrying value. If the estimated undiscounted future cash flows are less than the carrying amount of the asset, an adjustment to reduce the carrying amount to the related asset’s estimated fair value is recorded and an impairment loss recognized.  In connection with the sale of the Hotel on October 3, 2012 (see Note 8), the Company recognized an impairment loss of $14,689,804 to write down the property and equipment of the Hotel to the estimated net sales proceeds at September 30, 2012 (unaudited).  No impairment of the carrying value of long-lived assets was recognized at December 31, 2011 and 2010 or September 30, 2011 (unaudited).

Income taxes:  Current and deferred income tax expense is allocated to the Tenant entity using the annual effective tax rate of the taxable entities of the Company.  The effective tax rates applied to the pre-tax income (loss) was 40.0 percent for the nine months ended September 30, 2012, 40.32 percent for the year ended December 31, 2011 and the nine months ended September 30, 2011, and 39.67 percent for the year ended December 31, 2010.

The Hotel has temporary differences for basis differences attributed to certain property and equipment.  The deferred tax assets and liabilities associated with these temporary differences and the income tax expense for all periods presented are a component of member’s equity included within distributions, net.  No deferred tax assets or liabilities arise from the assets and liabilities of the Owner and no income tax provision is recognized for the operating activity of the Owner, which is a wholly owned subsidiary of DRLP, a partnership not subject to income taxes.  Accordingly, the Owner and its owners are not subject to income taxes.

The Company identifies tax positions taken or expected to be taken in the course of preparing the Company’s tax returns to determine whether the tax positions are more-likely-than-not of being sustained when challenged or when examined by the applicable taxing authority.  For the years ended December 31, 2011 and 2010 and for the nine months ended September 30, 2012 and 2011 (unaudited), management has determined that there are no material uncertain tax positions related to the Hotel.

Cash and cash equivalents:  All highly liquid investments with a maturity of three months or less at date of purchase are considered cash equivalents.  Financial instruments that potentially subject the Hotel to significant concentrations of credit risk consist principally of cash deposited with financial institutions in excess of amounts insured by the Federal Deposit Insurance Corporation.  The Hotel believes it places cash balances with quality financial institutions, which limits its credit risk.

Restricted cash:  The property improvement fund (see Note 4) was established pursuant to the management agreement with Davidson Hotels & Resorts (Davidson) to fund capital expenditures at the Hotel.

Westin Atlanta North at Perimeter

Notes to Combined Financial Statements

Note 2.       Property and Equipment, net

Property and equipment consists of the following as of the following periods:

	September 30,	September 30,	December 31,	December 31,
	2012	2011	2011	2010
	(Unaudited)	(Unaudited)

Land	$7,490,000	$7,490,000	$7,490,000	$7,490,000
Building	38,141,055	52,469,593	52,605,233	52,332,890
Furniture and equipment	7,451,596	7,383,882	7,366,278	6,982,609
	53,082,651	67,343,475	67,461,511	66,805,499
Accumulated depreciation	(14,325,816)	(12,520,868)	(12,979,420)	(11,096,239)

	$38,756,835	$54,822,607	$54,482,091	$55,709,260

Note 3.                             Fair Value Measurements

Fair value is based on a hierarchy that gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3).  Inputs are broadly defined as assumptions market participants would use in pricing an asset or liability. The three levels of the fair value hierarchy under the accounting principle are described below:

Level 1.  Quoted prices in active markets for identical assets or liabilities.

Level 2.  Quoted prices for similar investments in active markets, quoted prices for identical or similar investments in markets that are not active, and inputs other than quoted prices that are observable for the investment.

Level 3.  Unobservable inputs for which there is little, if any, market activity for the investment.  The inputs into the determination of fair value are based upon the best information in the circumstances and may require significant management judgment or estimation and the use of discounted cash flow models to value the investment.

The fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement.  The Hotel’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the investment.

The Hotel assesses the levels of the investment in property and equipment at each measurement date, and transfers between levels are recognized on the actual date of the event or change in circumstances that caused the transfer in accordance with the Hotel’s accounting policy regarding the recognition of transfers between levels of the fair value hierarchy. For the years ended December 31, 2011 and 2010 and for the nine months ended September 30, 2012 and 2011, there were no such transfers.

Certain assets and liabilities are measured at fair value on a nonrecurring basis; that is, instruments are not measured at fair value on an ongoing basis but are subject to fair value adjustments in certain circumstances, such as when there is evidence of impairment.

Westin Atlanta North at Perimeter

Notes to Combined Financial Statements

Note 3.       Fair Value Measurements (Continued)

The following table presents the Hotel’s assets and liabilities carried on the balance sheet by caption and by level within the fair valuation hierarchy (as described above) as of September 30, 2012, for which a nonrecurring change in fair value has been recorded during the nine months ended September 30, 2012 (unaudited):

	Property	Incurred for the
	and Equipment	Nine Months Ended
	(Nonrecurring)	September 30, 2012
	(Unaudited)	(Unaudited)

Level 1 - Quoted prices	$-	$-
Level 2 - Other significant observable inputs	-	-
Level 3 - Significant unobservable inputs	38,756,835	14,689,804
	$38,756,835	$14,689,804

Property and equipment measured at fair value on a nonrecurring basis relates to land, building and improvements that were held for investment. Losses of $14,689,804 (unaudited) represent property impairment charges related to the Hotel property recorded during the nine months ended September 30, 2012. The fair value measurements for property and equipment are based on the estimated net sales proceeds in connection with the sale of the Hotel on October 3, 2012 (see Note 8). There was no fair value adjustment in the years ended December 31, 2011 and 2010 or the nine months ended September 30, 2011 (unaudited).

Note 4.                             Management Agreement

The Hotel is managed by Davidson pursuant to a management agreement, which expires in June 2019.  Pursuant to the terms of the management agreement, Davidson earns a base management fee of 2.5 percent of hotel sales and an incentive management fee, which is calculated as 10 percent of operating profits in excess of $2,966,000 in 2010, $3,671,000 in 2011, and $4,217,000 in 2012.  Base management fees were $329,281 and $301,893 for the nine months ended September 30, 2012 and 2011 (unaudited), respectively, and $400,330 and $384,764 for the years ended December 31, 2011 and 2010, respectively.  No incentive management fees were earned during the nine months ended September 30, 2012 and 2011 (unaudited) or the years ended December 31, 2011 and 2010.

The management agreement provided for the establishment of a property improvement fund to cover the cost of replacements and renewals of furniture and fixtures at the Hotel. Contributions to the property improvement fund were 4 percent of Hotel sales.  Contributions were $526,849 and $483,400 for the nine months ended September 30, 2012 and 2011 (unaudited), respectively, and $640,528 and $615,623 for the years ended December 31, 2011 and 2010, respectively.

Note 5.                             Franchise Agreement

The Hotel is operated as a Westin pursuant to a 20-year franchise agreement with Westin Hotel Management, L.P. (Starwood), which expires in May 2026.  The franchise fees are 7.0 percent of gross rooms revenue and 2.0 percent of food and beverage revenue.  The Hotel may receive a credit equal to 1.0 percent of gross rooms revenue provided certain conditions are met.  The franchise agreement also provides for a monthly marketing program fee equal to 2.0 percent of gross rooms revenue.  Franchise fees paid to Starwood were $775,990 and $712,861 for the nine months ended September 30, 2012 and 2011 (unaudited), respectively, and $930,984 and $882,141 for the years ended December 31, 2011 and 2010, respectively.

Westin Atlanta North at Perimeter

Notes to Combined Financial Statements

Note 6.                             Tenant Lease

The Owner leases the Hotel to the Tenant pursuant to a lease agreement dated May 2, 2006, which was amended and extended on January 1, 2012.  The Tenant pays the Owner rent equal to a fixed base rent plus a percentage rent calculated based on room revenues. The Tenant, as the lessee of the Hotel, is responsible for paying all of the expenses of operating the Hotel, including all personnel costs, utility costs and general repair and maintenance of the Hotel. The Tenant is also responsible for all fees payable to Davidson, including base and incentive management fees and chain service payments, with respect to periods covered by the term of the lease. The Tenant is not obligated to bear the cost of any capital improvements or capital repairs to the Hotel or the other expenses borne by the Owner such as real estate taxes, personal property taxes, property insurance on the Hotel and capital expenditures.  These rents are eliminated in these combined financial statements and are not a component of Hotel sales on which the management fees are determined.

Note 7.                             Commitments and Contingencies

The Tenant and Owner are involved from time to time in litigation arising in the normal course of business, none of which is expected to have a material adverse effect on the financial position, results of operations or cash flows of the Hotel.

Note 8.                             Subsequent Events

The Company has performed an evaluation of subsequent events through December 13, 2012, the date the financial statements were issued.  No adjustments to the amounts reported were considered necessary.

On August 31, 2012, the Company entered into an agreement to sell the Hotel to an unaffiliated third party for a contractual price of $39,600,000.  The sale of the Hotel was completed on October 3, 2012.  The management agreement with Davidson (see Note 4) was terminated upon the sale of the Hotel.